As filed with the Securities and Exchange Commission September 26, 1996
                     Registration Statement No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                                 COMDISCO, INC.
             (Exact name of Registrant as specified in its charter)

      Delaware                                            36-2687938
   (State of Incorporation)                (I R.S. Employer Identification No.)


6111 North River Road, Rosemont, Illinois                              60018
(Address of Principal Executive Offices)                            (Zip Code)


          COMDISCO, INC. 1989 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN COMDISCO, INC. 1995 LONG-TERM STOCK OWNERSHIP INCENTIVE PLAN
                            (Full title of the plan)

                                 Philip A. Hewes
                           Senior Vice President/Legal
                                 Comdisco, Inc.
                              6111 North River Road
                            Rosemont, Illinois 60018
                     (Name and address of agent for service)

                                 (847) 698-3000
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

    Title                           Proposed     Proposed
    of                              Maximum      Maximum        Amount
    Securities     Amount           Offering     Aggregate      of
    to be          to be            Price Per    Offering       Registration
    Registered     Registered       Share (*)    Price (*)      Fee
    ----------     ----------       ---------    ---------      ------------

    Common Stock    4,065,000        $28.375     $115,344,375   $39,773.92
    $.10 Par        Shares
(*) Estimated solely for purposes of calculating the registration fee under Rule 457(h) and Rule 457(c), based upon the average of the high and low prices for the Company's Common Stock on September 20, 1996 as reported on the New York Stock Exchange.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.               INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Comdisco, Inc. (the "Company") with the Commission (File No. 1-7725) are incorporated in this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 and filed with the Commission on December 20, 1995.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995 and filed with the Commission on February 9, 1996.

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and filed with the Commission on May 15, 1996.

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and filed with the Commission on July 30, 1996, as amended by the Company's Form 10-Q/A dated August 15, 1996 and filed with the Commission on August 16, 1996.

     (e) The Company's Current Report on Form 8-K dated January 12, 1996 and filed with the Commission on January 17, 1996.

     (f) The Company's Current Report on Form 8-K dated February 7, 1996 and filed with the Commission on February 17, 1996.

     (g) The description of Common Stock contained in the Form 8-A Registration Statement filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") on September 15, 1988 and all amendments or reports filed for the purpose of updating such description.

     (h) The description of the Company's Common Stock Purchase Rights contained in the Form 8-A Registration Statement and filed with the Commission on November 20, 1987, as amended by Form 8-A/A and filed with the Commission on December 6, 1994.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.               DESCRIPTION OF SECURITIES.
         Not Applicable.

ITEM 5.               INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock being registered pursuant to this Registration Statement have been passed upon by Jeremiah M. Fitzgerald, Esq., Vice President and General Counsel of the Company, 6111 North River Road, Rosemont, Illinois 60018. As of the date of this Registration Statement, Mr. Fitzgerald owned 18,686 shares of the Common Stock of the Company and had outstanding options to purchase 39,226 additional shares.

ITEM 6.             INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claims issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and
(b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Article VIII of the by-laws of the Registrant provides, in substance that the Registrant will indemnify its directors and officers to the full extent permitted by Section 145 of the DGCL.

         Also, as permitted by the DGCL, Article 13 of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of each director of the Registrant to the Registrant or its stockholders for monetary damages arising out of or resulting from any breach of his fiduciary duty as a director, except where such director (i) breached his duty of loyalty to the Registrant or its stockholders, (ii) failed to act in good faith or engaged in intentional misconduct or a knowing violation of the law, (iii) violated Section 174 of the DGCL or (iv) obtained an improper personal benefit.

         The Registrant maintains policies insuring its and its subsidiaries officers and directors against certain liabilities for actions taken in such capacities including subject to certain exemptions, liabilities under the Securities Act of 1933 (the "Securities Act").

ITEM 7.               EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.               EXHIBITS.

4(a) Restated Certificate of Incorporation of Comdisco, Inc. dated February 12, 1988

                  Incorporated by references to Exhibit 4.1 filed with the Company's Registration Statement on Forms S-8 & S-3, File No. 33-20715, filed March 8, 1988.

4(b)              By-Laws of Comdisco, Inc., as amended July 23, 1996

4(c) Shareholder Rights Agreement dated November 18, 1987, as amended and Restated as of November 7, 1994

                  Incorporated by reference to Exhibit 4.1 filed with the Company's Current Report on Form 8-K, filed December 6, 1994, File No. 1-7725.

4(d)              Comdisco, Inc. 1989 Non-Employee Directors' Stock Option Plan

                  Incorporated by reference to Exhibit 10.08 filed with the Company's Annual Report for the year ended September 30, 1995 on Form 10-K, File No. 1-7725.

4(e)              Comdisco, Inc. 1995 Long-Term Stock Ownership Incentive Plan

                  Incorporated by reference to Exhibit 10.01 filed with the Company's Quarterly Report for the quarter ended December 31, 1995 on Form 10-Q.

5.                Opinion of Counsel

23.               Consent of KPMG Peat Marwick LLP

ITEM 9.               UNDERTAKINGS.

 The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement, or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been sealed by controlling precedents, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rosemont, State of Illinois on the 25th day of September, 1996.

                                                           COMDISCO, INC.


                                                         By: /s/ Jack Slevin
                                                         -------------------
                                                        Jack Slevin, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                                                       Title                           Date
    ---------                                                       -----                           ----
/s/ Jack Slevin                                                     Chairman of the Board,          September 25, 1996
(Jack Slevin)                                                       President and Director
                                                                    (Principal Executive Officer)


/s/ John J. Vosicky                                                 Executive Vice                  September 25, 1996
(John J. Vosicky                                                    President/Chief Financial
                                                                    Officer and Director
                                                                    (Principal Financial Officer)


/s/ David J. Keenan                                                 Vice President and Controller   September 25, 1996
(David J. Keenan)                                                   (Principal Accounting Officer)



/s/ Alan J. Andreini                                                Director                        September 25, 1996
(Alan J. Andreini)

/s/ Robert A. Bardagy                                               Director                        September 25, 1996
(Robert A. Bardagy)

/s/ Edward H. Fiedler, Jr                                           Director                        September 25, 1996
(Edward H. Fiedler, Jr.)

/s/ C. Keith Hartley                                                Director                        September 25, 1996
(C. Keith Hartley)

/s/ Philip A. Hewes                                                 Director                        September 25, 1996
 (Philip A. Hewes)

/s/ Rick Kash                                                       Director                        September 25, 1996
(Rick Kash)

/s/ Thomas H. Patrick                                               Director                        September 25, 1996
(Thomas H. Patrick)

/s/ Nicholas K. Pontikes                                            Director                        September 25, 1996
(Nicholas K. Pontikes)

/s/ William N. Pontikes                                             Director                        September 25, 1996
(William N. Pontikes)

/s/ Basil R. Twist, Jr                                              Director                        September 25, 1996
(Basil R. Twist, Jr.)
